Exhibit 99.2

HASI ANNOUNCES PRICING TERMS OF CASH TENDER OFFER FOR 3.375% SENIOR NOTES DUE 2026 AND 8.00% GREEN SENIOR UNSECURED NOTES DUE 2027

Friday, June 27, 2025

ANNAPOLIS, Md.—(BUSINESS WIRE)— HA Sustainable Infrastructure Capital, Inc. (“HASI”) (NYSE: HASI), a leading investor in sustainable infrastructure assets, today announced the pricing terms for the previously announced cash tender offer (the “Tender Offer”) by its indirect subsidiaries, HAT Holdings I LLC, a Maryland limited liability company (“HAT I”) and HAT Holdings II LLC, a Maryland limited liability company (“HAT II,” and together with HAT I, the “Company”) for notes (collectively, the “Notes” and each a “Series” of Notes) listed in the table below as specified in the Offer to Purchase, dated June 12, 2025 (the “Offer to Purchase”) relating to the Tender Offer.

The applicable total consideration to be paid in the Tender Offer for each Series of Notes accepted for purchase was determined by reference to a fixed spread specified for such Series of Notes over the yield (the “Reference Yield”) based on the bid-side price of the applicable U.S. Treasury Security, in each case as set forth in the table below (the “Total Tender Offer Consideration”). The Reference Yields listed in the table below were determined (pursuant to the Offer to Purchase) at 9:00 a.m., New York City time, today, June 27, 2025, by the Dealer Managers (identified below). The applicable Total Tender Offer Consideration for each Series of Notes includes an Early Tender Premium of $30 per $1,000 principal amount of Notes accepted for purchase by the Company.

In addition, all payments for Notes tendered on or before 5:00 p.m., New York City time, on June 26, 2025 (the “Early Tender Deadline”) that are purchased by the Company will also include accrued and unpaid interest on the principal amount of Notes tendered and accepted for purchase from the last interest payment date applicable to the relevant Series of Notes up to, but not including, the early settlement date, which is currently expected to be June 30, 2025 (the “Early Settlement Date”).

The following table sets forth the aggregate principal amounts of each Series of Notes that the Company has accepted for purchase and pricing information for the Tender Offer:

Title of Security	CUSIP / ISIN	Aggregate Principal Amount Outstanding	Series Cap(1)	Acceptance Priority Level(2)	Reference U.S. Treasury Security	Reference Yield	Fixed Spread (basis points) (3)	Aggregate Principal Amount Tendered as of the Early Tender Deadline	Aggregate Principal Amount Accepted	Final Proration Factor (4)	Total Tender Offer Consideration (5)
3.375% Senior Notes due 2026	418751 AE3/ U2467R AE9	$1,000,000,000	$400,000,000	1	4.125% U.S. Treasury due June 15, 2026	4.002%	100	$509,215,000	$400,000,000	78.58%	$984.94
8.00% Green Senior Unsecured Notes due 2027	418751 AL7/ U2467R AF6	$750,000,000	N/A	2	3.875% U.S. Treasury due May 31, 2027	3.769%	150	$411,064,000	$300,000,000	73.01%	$1,044.14

(1)	The Series Cap represents the maximum aggregate principal amount of such series of Notes that will be purchased.
(2)

Subject to the Maximum Aggregate Principal Amount, the Series Cap and proration, the principal amount of each series of Notes that is purchased in the Tender Offer will be determined in accordance with the applicable Acceptance Priority Level (in numerical priority order with 1 being the highest Acceptance Priority Level and 2 being the lowest) specified in this column.

(3)	Includes the Early Tender Premium of $30 per $1,000 principal amount of Notes for each Series.
(4)	The final proration factor has been rounded to the nearest tenth of a percentage point for presentation purposes.
(5)

Payable for each $1,000 principal amount of applicable Notes validly tendered at or prior to the Early Tender Deadline and accepted for purchase by the Company and includes the Early Tender Premium. In addition, holders whose Notes are accepted will also receive interest on such Notes accrued to the applicable settlement date.

As previously announced, because the total aggregate principal amount of the Notes validly tendered prior to the Early Tender Deadline exceeded $700,000,000, the Company does not expect to accept any further tenders of Notes.

The Tender Offer is scheduled to expire at 5:00 p.m., New York City time, on July 14, 2025, unless extended or earlier terminated as described in the Offer to Purchase (such time and date, as it may be extended, the “Expiration Date”).

Notes that have been validly tendered and not validly withdrawn at or before the Early Tender Deadline and are accepted in the Tender Offer will be purchased, retired and cancelled by the Company on the Early Settlement Date.

J.P. Morgan Securities LLC and Citigroup Global Markets Inc. are the Dealer Managers for the Tender Offer. D.F. King & Co., Inc. is the Tender Agent and Information Agent. Persons with questions regarding the Tender Offer should contact J.P. Morgan Securities LLC at +1 (866) 834-4666 (toll free) or +1 (212) 834-3554 (collect) or Citigroup Global Markets Inc. (toll-free) at +1 (800) 558-3745 or +1 (212) 723-6106 (collect). Questions regarding the tendering of Notes and requests for copies of the Offer to Purchase and related materials should be directed to D.F. King & Co., Inc. at (212) 269-5550 (for banks and brokers) or (866) 416-0577 (all others, toll-free) or email HASI@dfking.com.

This news release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Tender Offer is made only by the Offer to Purchase and the information in this news release is qualified by reference to the Offer to Purchase dated June 12, 2025. There is no separate letter of transmittal in connection with the Offer to Purchase. None of the Company, HASI, the HASI Board of Directors, the Dealer Managers, the Tender Agent and Information Agent or the trustee with respect to any Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

About HASI

HASI is an investor in sustainable infrastructure assets advancing the energy transition. With more than $14 billion in managed assets, HASI’s investments are diversified across multiple asset classes, including utility-scale solar, onshore wind, and storage; distributed solar and storage; RNG; and energy efficiency. HASI combines deep expertise in energy markets and financial structuring with long-standing programmatic client partnerships to deliver superior risk-adjusted returns and measurable environmental benefits.

Forward-Looking Statements:

This release may contain “forward-looking statements,” which include information concerning the expected timing for completion of the Tender Offer, our ability to complete the Tender Offer and the expected settlement date thereof, other terms of the Tender Offer and other information that is not historical information. When used in this release, the words “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “will” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the forward-looking statements contained in this release. Numerous other factors, many of which are beyond HASI’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Other risk factors include those that are discussed in HASI’s filings with the Securities and Exchange Commission. Any forward- looking statement speaks only as of the date on which it is made, and HASI undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances

Investors:

Aaron Chew

investors@hasi.com

240-343-7526

Media:

Kenny Gayles

media@hasi.com

443-321-5756